UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549




                                 FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934



      Date of Report (date of earliest event reported):  January 24, 2002


                               SHONEY'S, INC.
            (Exact name of registrant as specified in its charter)



          Tennessee                   0-4377                  62-0799798
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
    of incorporation)                                     Identification No.)


           1727 Elm Hill Pike, Nashville, TN                    37210
       (Address of principal executive offices)              (Zip Code)



      Registrant's telephone number, including area code:  (615) 391-5201




ITEM 5.  OTHER EVENTS.

On January 24, 2002, Shoney's, Inc., a Tennessee corporation ("Shoney's"), Lone Star U.S. Acquisitions LLC, a Delaware limited liability company ("LS"), U.S. Restaurant Properties Operating Limited Partnership, a Delaware limited partnership ("USRPOLP" and, with LS, the "Buyers"), and LSF4 Acquisition, LLC, a Delaware limited liability company (the "Buyer Subsidiary"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Buyer Subsidiary will merge with and into Shoney's (the "Merger"). Shoney's will be the surviving entity in the Merger (the "Surviving Corporation").

At the effective time of the Merger (the "Effective Time"), each outstanding share of Shoney's common stock, par value $1.00 per share ("Shoney's Common Stock"), will be converted into the right to receive $0.36 per share, and all of the outstanding membership interests of the Buyer Subsidiary will be converted into and exchanged for one hundred shares of common stock of the Surviving Corporation, which shall constitute the only issued and outstanding shares of capital stock of the Surviving Corporation immediately following the Effective Time.

Consummation of the Merger is subject to approval of the Merger Agreement by the holders of at least a majority of the outstanding Shoney's Common Stock and the satisfaction of other conditions set forth in the Merger Agreement.

In connection with the execution and delivery of the Merger Agreement, certain of Shoney's directors and executive officers agreed, pursuant to separate Voting Agreements, to vote all of their shares of Shoney's Common Stock to approve the Merger Agreement and not to sell any of such shares, other than pursuant to the Merger. There are 1,848,162 shares of Shoney's Common Stock subject to such Voting Agreements, which shares represent approximately 3.6% of the outstanding shares of Shoney's Common Stock as of January 22, 2002.

Prior to entering into the Merger Agreement, certain affiliates of the Buyers acquired the outstanding indebtedness under a senior credit facility under which one of Shoney's subsidiaries, Captain D's, Inc., was indebted (the "Captain D's Facility"). The Captain D's Facility totaled approximately $135 million and had been scheduled to mature on March 31, 2002. Also prior to executing the Merger Agreement, the Buyers' affiliates agreed to extend the maturity of the Captain D's Facility through October 31, 2002 and those affiliates and Captain D's, Inc. agreed to certain other modifications.
Those modifications are set forth in a fifth amendment to the Captain D's Facility ("Amendment No. 5").

Each of the preceding descriptions of the Merger Agreement, Voting Agreements and Amendment No. 5 is qualified in its entirety by reference to the copies of the Merger Agreement, Voting Agreements, and Amendment No. 5 included as Exhibits 2.1, 99.1, 99.2 and 99.3 hereto, respectively, and which are incorporated herein by reference. In addition, Shoney's issued a press release pertaining to the events set forth herein, which press release is included as Exhibit 99.4 hereto and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements:  None.

(b) Pro Forma Financial Information:  None.

(c) Exhibits: See Exhibit Index immediately following the signature page hereto.






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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 31, 2002        SHONEY'S, INC.


                              By:    /s/ F.E. McDaniel, Jr.
                                     ----------------------------------------
                              Name:  F.E. McDaniel, Jr.
                              Title: Secretary, Treasurer and General Counsel








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                               EXHIBIT INDEX

Exhibit No.   Description                                         Page No.

2.1           Agreement and Plan of Merger, dated January 24,
              2002, by and among Lone Star U.S. Acquisitions LLC,
              U.S. Restaurant Properties Operating Limited
              Partnership, LSF4 Acquisition, LLC, and Shoney's,
              Inc.

99.1 Voting Agreement, dated as of January 24, 2002, by and among Shoney's, Inc., LSF4 Acquisition, LLC, Lone Star U.S. Acquisitions LLC, U.S. Restaurant Properties Operating Limited Partnership, and the Shareholders (as defined therein)

99.2 Voting Agreement, dated as of January 24, 2002, by and among Shoney's, Inc., LSF4 Acquisition, LLC, Lone Star U.S. Acquisitions LLC, U.S. Restaurant Properties Operating Limited Partnership, and the Shareholders (as defined therein)

99.3 Amendment No. 5 to the Credit Agreement, dated January 24, 2002, by and among Captain D's, Inc., the Lenders (as defined therein), Hudson Advisors, L.L.C., as Administrative Agent, and, for the limited purposes set forth therein, the Subsidiary Guarantors (as defined therein)

99.4          Press Release dated January 24, 2002






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